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                                                                    EXHIBIT 24



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-11890) pertaining to the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan of our report dated June 17, 1997, with respect to the financial statements and schedules of the St. Paul Federal Bank For Savings Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.

                                                        /s/ Ernst & Young LLP







Chicago, Illinois
June 23, 1997